UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 6, 2007, Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), entered into an assets purchase agreement (the “Purchase Agreement”) with Rocawear Licensing LLC, a New Jersey limited liability company (the “Seller”), and its principals Arnold Bize a/k/a Alex Bize, Shawn Carter (“Carter”) and Naum Chernyavsky a/k/a Norton Cher (collectively, the “Principals”).

Upon the closing of the transactions contemplated by the Purchase Agreement, the Registrant will acquire certain of the Seller’s assets and rights related to the Seller’s business of licensing and brand managing the Seller’s Rocawear® names, brands, trademarks, intellectual property and related names worldwide (the “Rocawear Assets”).

The Purchase Agreement provides for a purchase price for the Rocawear Assets of (i) $204,000,000 in cash and (ii) the contingent right to receive aggregate additional consideration of up to $35,000,000 pursuant to certain criteria relating to the achievement of revenue and performance targets involving the licensing of the Rocawear Assets (the “Earn-Out Consideration”); all or a portion of the Earn-Out Consideration, if any, shall be paid in shares of common stock of the Registrant (the “Shares”). If issued, the Shares will be subject to the terms and conditions of a registration rights agreement to be executed at closing providing for the registration of the resale of the Shares (the “Registration Rights Agreement”). If Shares (the number of which is not yet determinable and shall be based upon the provisions specified in the Purchase Agreement) are issued to the Seller, they will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act for issuances that do not involve a public offering.

Upon the closing of the transactions contemplated by the Purchase Agreement, the Seller will deliver all of its right, title and interest in the Rocawear Assets to a subsidiary of the Registrant, which will enter into a license agreement with an affiliate of the Seller.

Upon the closing of the transactions contemplated by the Purchase Agreement, the Registrant shall also enter into (i) an endorsement/services agreement with Carter pursuant to which Carter will, subject to the provisions thereof, endorse, promote and manage the Rocawear Assets on behalf of the Registrant and (ii) a joint venture agreement with Carter pursuant to which a new entity will be formed in order to establish a new brand management and licensing company which will identify brands to be acquired across a broad spectrum of consumer product categories, including the “Shawn Carter Collection” luxury brand.

The Purchase Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Purchase Agreement are subject to customary closing conditions including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Registrant and the Principals have each agreed to indemnify the other for damages arising for the breach of its representations, warranties, covenants or obligations in the Purchase Agreement.

On March 5, 2007, the Registrant, signed a commitment letter (the “Commitment Letter”) with Lehman Brothers Inc., Lehman Brothers Commercial Bank (“LBCB”) and Lehman Commercial Paper Inc. (“LCPI”) whereby they agreed to enter into, on the closing date of the Rocawear transaction, a senior secured term loan facility pursuant to which LBCB and LCPI would lend to the Registrant an aggregate principal amount not to exceed $230,000,000. The Commitment Letter, which obligates LBCB and LCPI to provide the loan facility to the Registrant, does not obligate the Registrant to enter into the loan facility.

Item 2.02 Results of Operations and Financial Condition.

On March 6, 2007, the Registrant issued a press release announcing its financial results for the fiscal fourth quarter and year ended December 31, 2006. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1 referenced below is being furnished pursuant to Item 2.02 and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of the Registrant’s previous or future filings under the Securities Act or the Exchange Act.

(d)  Exhibits.

Exhibit 99.1	Press Release of the Registrant dated March 6, 2007 relating to its fiscal fourth quarter and year ended December 31, 2006 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By: /s/ Neil Cole
Neil Cole
President and Chief Executive Officer

Date: March 9, 2007